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                                                                EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52860) pertaining to the 1999 Stock Option Plan and the 2000 Stock Option Plan, of our report dated July 16, 2001, with respect to the consolidated and combined financial statements and schedule of Crystal Decisions, Inc. (formerly Seagate Software Information Management Group Holdings, Inc.) included in the Annual Report (Form 10-K) for the year ended June 29, 2001.

                                          /s/ ERNST & YOUNG LLP
                                          Chartered Accountants

Vancouver, Canada,
September 24, 2001